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MWV Announces Agreement with Plum Creek to Sell Its U.S. Forestlands and Form a New Partnership for Its South Carolina Real Estate Assets

-	Plum Creek to acquire all of MWV’s U.S. forestlands
-	MWV and Plum Creek to form joint ventures for South Carolina development properties
-	Total consideration is $1.1 billion; Aggregate value of transaction is $1.5 billion
-	Most proceeds to be returned to shareholders

RICHMOND, Va., October 28, 2013—MeadWestvaco Corporation (NYSE: MWV), a global leader in packaging and packaging solutions, today announced that it has reached a definitive agreement with Plum Creek Timber Company, Inc. (NYSE: PCL) whereby Plum Creek will acquire all of MWV’s U.S. forestlands and will invest in a newly formed partnership comprised of MWV’s development properties in the Charleston, S.C., region. The total consideration of the transaction is approximately $1.1 billion, consisting of cash and an installment note. The aggregate value of the transaction, including both parties’ investments in the partnership, is approximately $1.5 billion. MWV intends to return approximately $665 million of the proceeds from the transaction to its shareholders.

“This transaction delivers on all of our objectives—it enables us to maximize the value of our land holdings in a tax-efficient manner, while retaining the substantial upside potential of the attractive real estate opportunities in the growing Charleston market. At the same time, we are maintaining a secure source of fiber for our mills,” said John A. Luke, Jr., chairman and CEO, MWV. “Plum Creek is an outstanding company that shares our commitment to both sustainably managing forests and forging lasting community partnerships in real estate development. As a strong company with deep expertise in land management and development, Plum Creek is the ideal partner for MWV as we move forward with the high-return real estate entitlement and community development opportunities we have in Charleston.”

U.S. Forestlands Acquisition
Under the terms of the agreement, Plum Creek will acquire all of MWV’s U.S. forestlands and certain related assets, comprising approximately 501,000 acres in Alabama, Georgia, South Carolina, Virginia and West Virginia, for $934 million, of which approximately $74 million will be in cash and $860 million will be in the form of a 10-year installment note from Plum Creek that MWV intends to securitize or otherwise finance after closing.  Also included in the transaction is the royalty and lease income currently being generated on these lands from coal and wind.

MWV will retain full ownership of its oil and natural gas rights on approximately 191,000 acres of land in West Virginia that are located over the Marcellus Shale fairway.

As part of the transaction, MWV and Plum Creek will execute 25-year fiber supply agreements covering forestlands in Virginia and West Virginia to ensure an uninterrupted supply of high-quality fiber to MWV’s Covington, Va., paperboard mill. The fiber will be sold at market price, and the forestlands will continue to be managed and third-party certified under the requirements of the Sustainable Forestry Initiative (SFI®) standard.

South Carolina Development Properties Joint Ventures
In addition to the U.S. forestland acquisition, Plum Creek will invest in a newly formed partnership comprised of MWV’s approximately 109,000 acres of diversified development lands in the Charleston, S.C., region. Plum Creek will acquire, for approximately $152 million in cash, an ownership interest in the partnership, placing an implied value of the partnership at approximately $530 million.

The partnership will consist of two joint ventures. The first joint venture (Joint Venture 1) will contain active development projects.  Plum Creek will contribute approximately $12.5 million in cash into this joint venture. MWV will hold a 95 percent interest in the venture, and Plum Creek will hold the remaining five percent interest.  The other joint venture (Joint Venture 2) will contain long-term development projects.  Plum Creek will contribute approximately $140 million in cash into this joint venture, and MWV and Plum Creek will each hold a 50 percent interest in the venture.

MWV’s Community Development & Land Management (CDLM) business will lead the joint ventures’ activities across all development projects, and will be the managing partner.  Kenneth T. Seeger, president of CDLM, will continue in his current leadership role of this business. MWV will consolidate and report the new partnership through the current CDLM segment.

“Our continued partnership and excellent working relationship with the Charleston community will remain top priorities as we execute on our land development strategy,” said Kenneth T. Seeger, president of CDLM. “We are pleased by Plum Creek’s show of confidence in both our team and development plans, and we look forward to working with them to further the significant opportunities we have in Charleston.”

Timing
The transaction has been approved by the boards of directors of both companies and is anticipated to close by the end of the year, subject to customary closing conditions. The transaction does not require a shareholder vote for either MWV or Plum Creek.

Post-Closing MWV Forestland Ownership
Upon closing, MWV will no longer own forestland assets in the United States. MWV will continue to own and manage approximately 135,000 acres of forestland in the state of Santa Catarina, Brazil. MWV intends to retain these forestlands to serve its recently expanded virgin kraftliner operation in Brazil.

Use of Proceeds
MWV intends to return most of the proceeds obtained in the transaction to its shareholders. The company estimates that net proceeds will be $950 million, after monetization of the installment note and payment of taxes and fees. Approximately $210 million will be used to repay an outstanding term loan in order to maintain MWV’s investment grade rating. In addition, approximately $75 million will be retained in the joint ventures to fund development activities. Upon closing, or shortly thereafter, MWV will determine the optimal form of returning the remaining proceeds to shareholders.

The company expects to maintain its current quarterly dividend rate of $0.25 per share.

Advisors
BofA Merrill Lynch and the Goldman Sachs Group, Inc. served as financial advisors to MWV. Wachtell, Lipton, Rosen & Katz, and Nelson Mullins Riley & Scarborough LLP, served as legal advisors to MWV. Greenhill & Co. LLC provided an independent fairness opinion to the company’s Board of Directors.

Conference Call
MWV will discuss the transaction in conjunction with its third quarter results conference call, which is scheduled for tomorrow, Oct. 29, 2013, at 10 a.m. EDT. Investors may participate in the call by dialing 800-230-1093 (toll-free domestic) or 612-332-0226 (international); passcode: MeadWestvaco. Please call to register at least 10 minutes before the conference call begins. The live conference call and presentation slides may be accessed via MWV’s website at www.mwv.com. After connecting to the home page, go to the “Investors” page, and look for the link to the webcast. A replay of the call will be available for one month via the telephone, starting at noon EST on Oct. 29,

2013, and can be accessed at 800-475-6701 (toll-free domestic) or 320-365-3844 (international); access code: 304380.

About MWV

MeadWestvaco Corporation (NYSE:MWV) is a global packaging company providing innovative solutions to the world’s most admired brands in the healthcare, beauty and personal care, food, beverage, home and garden, tobacco, and agricultural industries. The company also produces specialty chemicals for the automotive, energy, and infrastructure industries and maximizes the value of its land holdings through forestry operations, property development and land sales. MWV’s network of 125 facilities and 16,000 employees spans North America, South America, Europe and Asia. The company has been recognized for financial performance and environmental stewardship with a place on the Dow Jones Sustainability World Index every year since 2004. Learn more at www.mwv.com.

Forward-looking Statements

Certain statements in this document and elsewhere by management of the company that are neither reported financial results nor other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of each company, or industry results, to differ materially from those expressed or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties, and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to, events or circumstances which affect the ability of MeadWestvaco to realize improvements in operating earnings from the company’s ongoing cost reduction initiatives; the ability of MeadWestvaco to close announced and pending transactions; competitive pricing for the company’s products; impact from inflation on raw materials, energy and other costs; fluctuations in demand and changes in production capacities; relative growth or decline in the United States and international economies; government policies and regulations, including, but not limited to those affecting the environment, climate change, tax policies and the tobacco industry; the company’s continued ability to reach agreement with its unionized employees on collective bargaining agreements; the company’s ability to execute its plans to divest or otherwise realize the greater value associated with its land holdings; adverse results in current or future litigation; currency movements; volatility and further deterioration of the capital markets; and other risk factors discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2012, and in other filings made from time to time with the SEC. MeadWestvaco undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Investors are advised, however, to consult any further disclosures made on related subjects in the company’s reports filed with the SEC.

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